UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14C
(Rule 14c-101)
SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14 (c)
of the Securities Exchange Act of 1934 (Amendment No. ____)

Check the appropriate box:

☒ Preliminary Information Statement	☐ Confidential, for Use of the Commission Only (as permitted by Rule 14c-5 (d)(2))
☐ Definitive Information Statement

TRANSWORLD BENEFITS INTERNATIONAL, INC.
(Name of Registrant As Specified In Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

1)	Title of each class of securities to which transaction applies:
2)	Aggregate number of securities to which transaction applies:
3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
4)	Proposed maximum aggregate value of transaction:
5)	Total fee paid: $2.00

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:
2)	Form, Schedule or Registration Statement No:
3)	Filing Party:
4)	Date Filed:

PRELIMINARY INFORMATION STATEMENT

DATED: July 17, 2007

TRANSWORLD BENEFITS INTERNATIONAL, INC.
3419 Via Lido #622
Newport Beach, California 92663
(949) 851-7775

INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY,
 AND YOU ARE REQUESTED NOT TO SEND US A PROXY

This Information Statement is furnished by the Board of Directors of TransWorld Benefits International, Inc., a Nevada corporation (the "Company"), to provide notice to the stockholders of the taking of action by written consent of the holder of a majority of the outstanding voting stock in lieu of a special meeting of stockholders of the Company.  The action to be taken by such stockholders in lieu of a meeting will consist of approving a spinout of the Company’s wholly owned subsidiary, TransWorld Benefits, Inc., to the Company’s majority stockholder.  In addition, the Company is amending its Articles of Incorporation to change its name, increase the authorized shares of common stock, and re-appoint Charles C. Seven as the Company’s sole director.

The record date for determining stockholders entitled to receive this Information Statement has been established as the close of business on June 21, 2007 (the "Record Date").  This Information Statement will be first mailed on or about July ___, 2007 to stockholders of record at the close of business on the Record Date.

ONLY THE COMPANY'S STOCKHOLDERS OF RECORD AT THE CLOSE OF BUSINESS ON THE RECORD DATE ARE ENTITLED TO NOTICE OF THE PROPOSALS.  THE PRINCIPAL STOCKHOLDERS OF THE COMPANY WHO, AS OF THE RECORD DATE, HOLD IN EXCESS OF 50% OF THE COMPANY'S ISSUED AND OUTSTANDING SHARES ENTITLED TO VOTE ON THE PROPOSALS HAVE INDICATED THAT THEY WILL VOTE IN FAVOR OF THE PROPOSALS.  AS A RESULT, THE PROPOSALS WILL BE APPROVED WITHOUT THE AFFIRMATIVE VOTE OF ANY OTHER STOCKHOLDERS OF THE COMPANY.

ABOUT THE INFORMATION STATEMENT

What is the purpose of the information statement?

This Information Statement is being provided pursuant to Section 14 of the Securities Exchange Act of 1934 to notify the Company’s stockholders, as of the close of business on the Record Date, of corporate action taken by the Company’s principal stockholders by written resolutions in lieu of a special meeting of stockholders.  The Company’s principal stockholders, who hold in excess of fifty percent (50%) of the Company's outstanding capital stock, took action upon the corporate matters outlined in this Information Statement, by written consent on July 5, 2007.  The stockholders voting in favor of this action hold 80,557907out of 99,280,162 total shares, or 81.14%:

Charles C. Seven:	8,533,000
Flax Flex Fabricators Ltd.	4,467,000
The Senna Corporation	56,052,764
Leonene Fontague	2,000,000
Raymond Lee	670,000
Ryan Seven	8,790,343
Dennis Klarin	44,800
Total:	80,557,907	(81.14%)

Who is entitled to notice?

Each holder of an outstanding share of common or preferred stock of record on the close of business on the Record Date will be entitled to notice of each action taken.

What corporate matters will the Stockholders act upon?

The stockholders who hold a majority of the Company’s outstanding capital stock, have taken action by written consent on the following matters:

           FOR authorizing the sale of all of the shares  of the Company’s wholly owned subsidiary, TransWorld Benefits, Inc., a Nevada corporation, by Charles C. Seven, the Company’s President, Director and majority stockholder.

           FOR authorizing the Amendment to the Certificate of Incorporation in Nevada to (1) change the Company’s name from TransWorld Benefits International, Inc. to 7G Inc., and (2) to increase the authorized common stock from One Hundred Million (100,000,000) shares, par value of $0.001 per share, to Three Hundred Million (300,000,000) share, par value of $0.001 per share.

           FOR authorizing the Re-election of Charles C. Seven as the Sole Director of the Company.

What vote is required to approve the proposals?

Authorizing the sale of all of the shares of the Company’s wholly owned subsidiary to Charles C. Seven.  Approval by a majority of the outstanding shares is required to approve the sale and transfer of all of the shares of the Company’s wholly owned subsidiary, TransWorld Benefits, Inc., to Charles C. Seven.  Mr. Seven will pay $10,000 for the stock of TransWorld Benefit, Inc. and the balance sheet removal of all TransWorld Benefit, Inc. debt.  Stockholders holding in excess of fifty percent of the shares have consented in writing to such approval.

Authorizing an Amendment to the Articles of Incorporation.  Approval by a majority of the outstanding shares is required to approve the amendment of the Company’s Articles of Incorporation (1) to change the Company’s name and (2) to increase the authorized shares of common stock.  Stockholders holding in excess of fifty percent of the shares have consented in writing to such approval.

Authorizing the Re-election of the Sole Director.  Approval by a majority of the outstanding shares is required to approve the re-election.  The Company is re-electing Charles C. Seven as the Company’s sole director.  Stockholders holding in excess of fifty percent of the shares have consented in writing to such approval.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of the 99,280,162 shares of our common stock as of June 21, 2007 by (i) each person who is known by us to be the beneficial owner of more than five percent (5%) of our issued and outstanding shares of common stock, (ii) each of our directors and executive officers, and (iii) all directors and officers as a group.

Title of Class	Name Of Beneficial Owner (1)	Position	Number of Shares	Percent of Class(3)
Common	Charles C. Seven (2)	President and Director	8,533,000	8.59%
Common	Ryan C. Seven		8,790,343	8.85%
Common	The Senna Corporation By: Charles C. Seven	Chief Executive Officer	56,052,764	56.46%
Common	All Officers and Directors as a group (one in number)		17,323,343	17.44%

(1)
Except as otherwise indicated, the Company believes that the beneficial owners of Common Stock listed above, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of Common Stock subject to options or warrants currently exercisable, or exercisable within 60 days, are deemed outstanding for purposes of computing the percentage of the person holding such options or warrants, but are not deemed outstanding for purposes of computing the percentage of any other person.

(2)	Mr. Seven’s 69,504,133 shares are held as follows: 8,984,369 shares held by Charles C. Seven, 4,467,000 shares held by Flax Flex Fabricators, Ltd., and 56,052,764 shares held by The Senna Corporation.
(3)	Based on 99,280,162 outstanding shares as of June 21, 2007.

PROPOSAL NO. 1
STOCK SALE OF THE COMPANY’S WHOLLY OWNED SUBSIDIARY, TRANSWORLD BENEFITS, INC.,
BY CHARLES C. SEVEN, THE COMPANY’S PRESIDENT, PRINCIPAL STOCKHOLDER AND SOLE DIRECTOR

The Company's sole director proposed that the Company sell the stock of its wholly owned subsidiary, TransWorld Benefits, Inc., in a stock sale by Mr. Seven.  Mr. Seven will pay $10,000 for the stock of TransWorld Benefit, Inc.  The balance sheet will reflect the removal of all TransWorld Benefit, Inc. debt.

Purpose

The Board has received inquiries from third parties concerning interest in entering into possible acquisition transactions.  In each case, the inquiry was made on behalf of an operating entity interested in the reverse acquisition of a publicly-traded company having no operations or significant assets or liabilities.  None of those third parties expressed an interest in acquiring the Company’s operating subsidiary or other assets.

The Board believes that it would be prudent and in the best interests of the Company and its Stockholders to pursue possible acquisition transactions in which the Company either acquires or is acquired by a financially sound operating entity.  In any such transaction, it is likely that voting control of the Company would be acquired by those in control of such operating entity.  In order to make the Company more attractive for such a potential transaction, the Board believes that it would be prudent to authorize the sale of the stock of the Company’s wholly owned subsidiary by Charles C. Seven, the Company’s President and Director.

Transaction Information

Summary Term Sheet

The material terms are as follows:

-
The Company will sell the shares of TransWorld Benefits, Inc., the Company’s wholly owned subsidiary, to the Company’s President and Director, Charles C. Seven.  The debt of TransWorld Benefits, Inc., will be removed.

-	Mr. Seven will deliver $10,000 to the Company.

Contact Information

Charles C. Seven, TransWorld Benefits International, Inc., 3419 Via Lido #622, Newport Beach, California 92663.

TransWorld Benefits International, Inc. 3419 Via Lido #622, Newport Beach, California 92663.

Business Conducted

TransWorld Benefits International, Inc. has no operations or assets other than through its subsidiary, TransWorld Benefits, Inc.

TransWorld Benefits, Inc. is a development stage company formed to provide emergency travel services to the funeral, insurance, travel, Internet, and credit card industries. The Company will generate revenue through direct sales or licensing of the Company's proprietary products such as the return of remains of the deceased by private executive aircraft. The Company also intends to market and sell insured plans for the repatriation of remains benefit, medical evacuation and necessary repatriation as well as accidental death and dismemberment benefits and other employee benefits and consumer services.  The Company expects to sell its products to customers both domestically and internationally.

Terms of the Transaction

Brief Summary of the Transaction

In a stock sale, all of the shares of the Company’s wholly owned subsidiary, TransWorld Benefits, Inc. would be transferred to Mr. Seven in exchange for $10,000.  The balance sheet will reflect the removal of all TransWorld Benefit, Inc. debt.

Charles C. Seven has indicated that he will accept all of the shares of TransWorld Benefits, Inc. in exchange for such consideration, and he will vote in favor of the stock sale of the wholly owned subsidiary of TransWorld Benefits International, Inc., namely, TransWorld Benefits, Inc., by him as proposed above.

Reasons for Engaging in the Transaction

There are certain advantages and disadvantages of authorizing the stock sale and transfer of the wholly owned subsidiary by Charles C. Seven as described above.

The advantage includes:

-
In pursuing possible transactions with persons who may be interested in acquiring or merging with a publicly traded company without the liabilities in excess of $1,000,000 in the operating subsidiary or other assets, the Company will be in a position to complete such a transaction.

The disadvantage includes:

-
Through such stock sale, the Company will not have the option of attempting to sell its assets for their fair market value and the Stockholders will not have the ability to share in any liquidation proceeds of such assets to the extent they may exceed the amount of the Company’s outstanding debts, liabilities and obligations, which is extremely doubtful.

The Vote Required for Approval of the Transaction

The vote which is required to approve the stock sale of the subsidiary by Mr. Seven is the affirmative vote of the holders of a majority of our voting stock.

An Explanation of Any Material Differences in the Rights of Security Holders as a Result of the Transaction, if Material.

The differences in the rights of security holders as a result of the transaction are not material.

A Brief Statement as to the Accounting Treatment of the Transaction, if Material.

The accounting treatment of the transaction is not material.

The Federal Income Tax Consequences of the Transaction, if Material.

The federal income tax consequences of the transaction are not material.

Regulatory Approval

No federal or state regulatory requirements must be complied with or approval obtained in connection with the Stock Sale.

Reports, Opinions, Appraisals

No reports, opinions or appraisals materially relating to the Stock Sale have been received from an outside party or are referred to in the proxy statement.

Limitations

The Company has not sought an appraisal of its assets or made any determinations as to whether there may be an interest by persons in purchasing the subsidiary.  Additionally, the Company has not made any determination that, even if a ready market existed for such assets, the amount of proceeds which might be derived from their liquidation would be sufficient to satisfy all of the Company’s debts, liabilities and obligations (including those owed to
Mr. Seven) and to have sufficient excess proceeds to pay a liquidating distribution to the Company’s Stockholders.  If such excess proceeds could be obtained, however, a significant portion of those proceeds would be paid to
Mr. Seven as the holder of 8.59% of the Company’s capital stock.  As a result, the Board is unable to predict with any certainty whether the minority stockholders would achieve a better economic result through liquidation rather than a spinout.

Moreover, the Board believes that the Company should remain a going concern and maintain its assets and operations prior to the completion of any sale transaction.  The sole director is unable to predict, however, whether liquidating sales of the Company’s assets (whether in one or multiple transactions) can be closed simultaneously with, or even made contingent upon, the completion of an sale transaction as described above.

THE BOARD RECOMMENDS A VOTE "FOR" AUTHORIZING THE SALE OF THE SHARES OF THE COMPANY’S WHOLLY OWNED SUBSIDIARY, TRANSWORLD BENEIFTS, INC. MR. SEVEN WILL PAY $10,000 FOR THE STOCK OF TRANSWORLD BENEFITS, INC. AND THE BALANCE SHEET REMOVAL OF ALL TRANSWORLD BENEFIT DEBT.

PROPOSAL NO. 2
APPROVAL OF AN AMENDMENT TO THE ARTICLES OF INCORPORATION TO CHANGE THE COMPANY’S NAME AND TO APPROVE AN INCREASE IN THE COMPANY’S AUTHORIZED COMMON STOCK

The Company's Board proposes that the Company amend the Articles of Incorporation to change the Company name from TransWorld Benefits International, Inc. to 7G Inc., and increase the authorized common stock of the Company from One Hundred Million (100,000,000) shares, par value of $0.001 per share, to Three Hundred Million (300,000,000) shares, par value of $0.001 per share.

Reasons For and General Effects of the Amendments

The Board believes that it would be prudent and in the best interests of the Company and its stockholders to amend its Articles of Incorporation to change the name of the Company and to increase the authorized number of common stock shares.

The Board has approved the Amendment to the Articles (1) changing the Company’s name to 7G Inc., and (2) increasing the Company’s authorized common stock from One Hundred Million (100,000,000) shares, par value of $0.001 per share, to Three Hundred Million (300,000,000) shares, par value of $0.001 per share..  The common stock has no preemptive rights, no-cumulative voting rights, and no redemption, sinking fund, or conversion provisions.  Since the holders do not have cumulative voting rights, holders of more than 50% of the outstanding shares can elect all of our directors, and the holders of the remaining shares by themselves cannot elect any directors.  Holders of common stock are entitled to receive dividends, if and when declared by the Company’s Board of Directors, out of funds legally available for such purpose, subject to the dividend.

THE BOARD RECOMMENDS A VOTE "FOR" AUTHORIZING THE APPROVAL OF AMENDMENT THE ARTICLES OF INCORPORATION TO CHANGE OF THE COMPANY’S NAME, AND APPROVE AN INCREASE TO THE NUMBER IN AUTHORIZED COMMON STOCK.

PROPOSAL NO. 3
APPROVAL OF RE-ELECT OF THE SOLE DIRECTOR

The Company's sole director proposes that the Company re-elect Charles C. Seven as the sole director of the Company.

Purpose

The sole director of the Company was re-elected by a quorum of the stockholders and will hold office until the Company’s Annual Meeting of Stockholders in 2008 or until his successor is duly elected and qualified.  His name and biography is below:

Name	Age	Position

Charles C. Seven	63	Sole Director, Chief Executive Officer, Chairman of the Board, President, Chief Financial Officer, and Secretary

Charles C. Seven, Mr. Seven is the Sole Director, Chief Executive Officer, Chairman of the Board, Chief Financial Officer, and Secretary of the Company since May 31, 2006.  Mr. Seven is the original founder of TransWorld Benefits, Inc.

THE BOARD RECOMMENDS A VOTE "FOR" AUTHORIZING THE RE-ELECTION OF CHARLES C. SEVEN AS THE SOLE DIRECTOR OF THE COMPANY.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

The Statements of Changes in Beneficial Ownership on Form 4 have historically not been filed with the Securities and Exchange Commission due to the inadequate information available to date.

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

           (a)           Except as set forth in this Schedule 14C with regard to Mr. Seven, no officer or director of the Company has any substantial interest, direct or indirect, in the matters to be acted upon, other than his or her role as an officer or director of the Company and the holder of shares of Common Stock as described above.

           (b)           No director of the Company has indicated that he intends to oppose any of the actions proposed in this Information Statement.

DISSENTERS’ RIGHTS

The Company is incorporated under the laws of the State of Nevada, and Nevada law does not provide for dissenter’s rights for any of the proposals described above.

COMPANY CONTACT INFORMATION

Only one Information Statement is being delivered to multiple security holders sharing an address unless the Company has received contrary instructions from one or more of the security holders. The Company shall deliver promptly, upon written or oral request, a separate copy of the Information Statement to a security holder at a shared address to which a single copy of the document was delivered.  A security holder can notify the Company that the security holder wishes to receive a separate copy of the Information Statement by sending a written request to the Company at 3419 Via Lido # 622 Newport Beach, California 92663, or by calling the Company at  (949) 851-7775 and requesting a copy of the Information Statement.  A security holder may utilize the same address and telephone number to request either separate copies or a single copy for a single address for all future information statements and annual reports.

All inquires regarding our Company should be addressed to:

TransWorld Benefits International, Inc.
3419 Via Lido, # 622
Newport Beach, California 92663
(949) 851-7775

By Order of the Sole Director

/s/ Charles Seven Charles Seven President, Chief Executive Officer & Director

Newport Beach, California
July 17, 2007